Exhibit 10.1
EXECUTION COPY
SEPARATION AGREEMENT
          This Separation Agreement (the “Agreement”), dated February 25, 2011, is entered into by and among Michael T. McDonnell (“Mr. McDonnell”), Pregis Holding I Corporation, a Delaware corporation (“Holding I”), and its wholly owned subsidiaries, Pregis Holding II Corporation, a Delaware corporation (“Holding II”), and Pregis Corporation, a Delaware Corporation (the “Company” and together with Holding I and Holding II, the “Companies”).
          WHEREAS, Mr. McDonnell is employed by the Companies pursuant to an Employment Agreement among Mr. McDonnell and the Companies, dated as of October 2, 2006 (the “Employment Agreement”);
          WHEREAS, Mr. McDonnell and Holding I are parties to a Noncompetition Agreement dated as of October 2, 2006 (the “Noncompetition Agreement”);
          WHEREAS, Holding I granted to Mr. McDonnell options (the “Options”) to purchase an aggregate of 382.36 shares of common stock, par value $0.01 per share, of Holding I pursuant to and in accordance with the terms of the Nonqualified Stock Option Agreement between Mr. McDonnell and Holding I dated as of October 2, 2006 (the “Option Agreement”);
          WHEREAS, Mr. McDonnell and the Company’s Board of Directors have mutually agreed that a separation is in the best interests of Mr. McDonnell and the Company;
          WHEREAS, Mr. McDonnell’s employment with the Companies shall conclude on the Separation Date (as defined below); and
          WHEREAS, as a condition precedent and a material inducement for the Companies to provide to Mr. McDonnell the Separation Benefits (as defined below), Mr. McDonnell has agreed to execute this Agreement and the Waiver and Release of Claims attached as Exhibit A hereto and be bound by the provisions herein and therein.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the monetary and other consideration set forth below, the parties agree as follows:
     1. Separation of Employment. Mr. McDonnell’s employment with the Companies ended on February 22, 2011 (the “Separation Date”). The parties agree that effective upon the Separation Date, Mr. McDonnell resigned from any directorship, position or office with or in the Companies or their affiliates. For the avoidance of doubt, the date of Mr. McDonnell’s termination of employment for purposes of application of the Noncompetition Agreement shall be the Separation Date.
     2. Separation Benefits. In consideration for acceptance of the terms contained in this Agreement and the Waiver and Release of Claims attached as Exhibit A, the Company shall (i) pay to Mr. McDonnell an amount equal to 1.5 times his base salary as of the Separation Date (the

“Termination Payment”); (ii) pay to Mr. McDonnell a lump sum cash payment in the amount of $150,000 (the “Lump Sum Bonus”); (iii) pay to Mr. McDonnell the Target Pro Rata Incentive Payment (as defined in the Employment Agreement), based on the number of days elapsed from January 1, 2011 through and including the Separation Date; (iv) pay to Mr. McDonnell all amounts accrued as of the Separation Date but unpaid and payable to him under any employee benefit plan (the “Accrued Payment”); and (v) continue to provide Mr. McDonnell with medical benefits on the same terms that would have otherwise applied to him had he remained an active employee until the earlier of (a) 18 months following effectiveness of the Waiver and Release of Claims or (b) the date Mr. McDonnell becomes eligible for medical benefits from a subsequent employer (the “Continued Medical Benefits”) (collectively, the “Separation Benefits”). The Waiver and Release is effective on the day after it becomes irrevocable by Mr. McDonnell under the terms of the Waiver and Release. The Company’s obligation to pay Mr. McDonnell the Termination Payment, the Lump Sum Bonus and the Target Pro Rata Incentive Payment and to provide him Continued Medical Benefits shall, in each case, be conditioned upon: (x) Mr. McDonnell’s continued compliance with his obligations under the Noncompetition Agreement, (y) Mr. McDonnell’s execution, delivery and non-revocation of the Waiver and Release of Claims and (z) Mr. McDonnell’s continued compliance with his obligations under this Agreement. The Separation Benefits shall be subject to any and all applicable withholding taxes or other amounts required by law to be withheld. The Termination Payment and the Target Pro Rata Incentive Payment shall be paid in equal installments over the 18-month period and the 12-month period, respectively, commencing on the first payroll period pay date after the Waiver and Release of Claims becomes effective. The Lump Sum Bonus Payment shall be paid on the first payroll period pay date after the thirtieth (30th) day following the Separation Date; provided, that the Waiver and Release of Claims has become effective prior to such thirtieth (30th) day. The Accrued Payment shall be paid within thirty (30) days following the Separation Date. The Separation Benefits shall continue to be paid until the dates provided herein if Mr. McDonnell dies prior thereto. Mr. McDonnell acknowledges that the Continued Medical Benefits are in satisfaction of the Companies’ obligation to provide COBRA continuation coverage during the period the Continued Medical Benefits are provided.Stock Repurchase. Simultaneously herewith, the Company is agreeing to repurchase, and Mr. McDonnell is agreeing to sell, all of Mr. McDonnell’s stock in Holding I pursuant to the Stock Repurchase Agreement attached hereto as Exhibit B.
     3. Options. Holding I and Mr. McDonnell agree that all of the Options granted to Mr. McDonnell pursuant to the Option Agreement are hereby cancelled in their entirety. In the event of any conflict between or among the provisions of this Agreement and the Option Agreement, such conflict shall be resolved in each and every instance in favor of the provisions of this Agreement.
     4. Release of Claims. Mr. McDonnell shall sign the Waiver and Release of Claims attached hereto as Exhibit A on the Separation Date.
     5. Noncompetition Agreement. Mr. McDonnell acknowledges and hereby reaffirms his obligations under the Noncompetition Agreement.

     6. Non-Disparagement. Mr. McDonnell agrees that he shall not, from and after the date of this Agreement, make or publish any disparaging statements (whether written or oral) regarding any of the Companies, or their affiliates, stockholders, subsidiaries, directors, officers and employees, and any affiliates, agents, representatives, successors and assigns of any of the foregoing; and the Companies shall cause its directors and executive officers not to make or publish any disparaging statements (whether written or oral) regarding Mr. McDonnell.
     7. Forfeiture of Separation Benefits. Mr. McDonnell acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event Mr. McDonnell breaches any of his obligations set forth in the Noncompetition Agreement, Mr. McDonnell will forfeit his right to receive all payments provided for under Section 2 of this Agreement that have not been paid to him as of the date of such breach and will immediately repay to the Company all amounts received prior to the date of such breach in respect of the Termination Payment and the Target Pro-Rata Incentive Payment.
     8. Tax Matters and Section 409A. It is intended that this Agreement shall be interpreted, operated and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements under Section 409A of the Code and any guidance issued thereunder. The parties agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Mr. McDonnell under Section 409A. Notwithstanding the foregoing, the Companies do not guarantee the tax treatment of any compensation or benefits hereunder, whether pursuant to the Code, state or local tax laws and regulations.
     9. Severability. Each provision hereof and portion thereof is severable, and if one or more provisions hereof or portions thereof are declared invalid, the remaining provisions and portions thereof shall nevertheless remain in full force and effect. If any provision of this Agreement or portion thereof is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
     10. Enforceability. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.
     11. Binding Effect; Assignment. This Agreement shall be binding upon any and all successors and assigns of Mr. McDonnell and the Companies. Mr. McDonnell may not assign this Agreement. The Companies may assign this Agreement but no assignment shall expand the scope of the non-competition provisions set forth in the Non-Competition Agreement, and the Companies shall remain responsible to make payments required under this Agreement if the assignee(s) fail to do so.

     12. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.
     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same document. A facsimile copy or an e-mail of a PDF file containing a copy of the signature page of the person executing this Agreement shall be effective as an original signature and effective as an execution counterpart thereof.
     14. Entire Agreement. This Agreement, Exhibit A and Exhibit B to this Agreement, the Employment Agreement, the Option Agreement and the Noncompetition Agreement constitute the entire agreement between the parties hereto, and supersede all prior agreements, understandings and arrangements, oral or written, if any, between the parties hereto, with respect to the subject matter hereof.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

/s/ Michael T. McDonnell
Michael T. McDonnell

The Companies:

PREGIS HOLDING I CORPORATION		PREGIS HOLDING II CORPORATION

By:	/s/ Thomas J. Pryma	By:	/s/ Thomas J. Pryma

	Name: Thomas J. Pryma		Name: Thomas J. Pryma
	Title: Director		Title: Director

PREGIS CORPORATION

By:	/s/ Thomas J. Pryma

Name: Thomas J. Pryma
Title: Director
[Signature Page to Michael T. McDonnell Separation Agreement]

EXHIBIT A
WAIVER AND RELEASE OF CLAIMS
In consideration of the payments and benefits to be made under the Separation Agreement, dated as of February 25, 2011 to which Michael T. McDonnell (“Mr. McDonnell”), Pregis Holding I Corporation, a Delaware corporation (“Holding I”), and its wholly owned subsidiaries, Pregis Holding II Corporation, a Delaware corporation (“Holding II”), and Pregis Corporation, a Delaware Corporation (the “Company” and together with Holding I and Holding II, the “Companies”) are parties (the “Separation Agreement”), Mr. McDonnell, with the intention of binding himself, his heirs, executors, administrators and assigns, does hereby release and forever discharge the Companies, their affiliates, stockholders, subsidiaries, directors, officers and employees, and any affiliates, agents, representatives, successors and assigns of any of the foregoing, and directors and officers of the foregoing (collectively referred to as the “Releasees”), from any and all obligations, liabilities, damages, costs, claims, complaints, charges, or causes of action in law or equity that Mr. McDonnell or his heirs, administrators, successors, or assigns may now have or may ever have against any Releasee, whether accrued, absolute, contingent, unliquidated or otherwise, and whether known or unknown on the date hereof, which have or may have arisen out of any act or omission occurring, or state of facts existing, on or prior to the date of execution of this Agreement (collectively “Claims”), including but not limited to (i) Claims in any way related to Mr. McDonnell’s employment with the Companies or the termination of that employment and (ii) Claims based on federal, state or local law or regulation or the common law, including but not limited to Claims in any way related to Title VII of the Civil Rights Act of 1964, the Illinois Human Rights Act, the Equal Pay Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act, all applicable state and local labor and employment laws (including all laws concerning discrimination, unlawful and unfair labor and employment practices), breach of contract, wrongful discharge, defamation or intentional infliction of emotional distress, excepting only:
               (i) rights of Mr. McDonnell under the Separation Agreement;
               (ii) the right of Mr. McDonnell to receive COBRA continuation coverage in accordance with applicable law; and
               (iii) rights to indemnification Mr. McDonnell has under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or otherwise through or from the Companies, including under any policy of insurance providing indemnification or coverage.
     1. Mr. McDonnell specifically acknowledges that his acceptance of the terms of this Waiver and Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, the ADEA, the ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law Mr. McDonnell is not permitted to waive.
     2. The Waiver and Release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. Mr. McDonnell further agrees that he will not file or permit to be filed on his behalf any Claims. The Release shall not apply to the obligations set forth in this Waiver and Release, pursuant to qualified plans maintained by or contributed to by the Companies, or pursuant to the continuation coverage provisions of the Consolidated Omnibus Reconciliation Act of 1985, as amended. If and to the extent a court of competent jurisdiction shall determine any part or portion of the Waiver and Release to be invalid or unenforceable, the same shall not affect the remainder of the Waiver and Release which shall be given full effect without regard to the invalid part or portion of the Waiver and Release. Mr. McDonnell acknowledges that he has been given a period of twenty-one (21) days to consider whether to execute this Waiver and Release. Mr. McDonnell may, for a period of seven (7) days following (and not including) the date of execution of this Waiver and Release, revoke this Waiver and Release by a signed writing delivered to the General Counsel of the Company at the Company’s headquarters. If no such revocation occurs, this Waiver and Release shall become irrevocable in its entirety, and binding and enforceable against Mr. McDonnell, on the next day following the day on which the foregoing seven (7) day period has elapsed. If Mr. McDonnell revokes this Waiver and Release, this Waiver and Release shall be null and void. Mr. McDonnell acknowledges that the Waiver and Release relates only to Claims which exist as of the date hereof.
     3. Mr. McDonnell represents that with respect to any act or omission occurring, or state of facts existing, on or prior to the date of execution of this Waiver and Release, he has not filed any complaints, charges or lawsuits against any Releasee with any government agency or any court. Mr. McDonnnell acknowledges that the payments and benefits he is receiving in connection with the Separation Agreement and his obligations under this Waiver and Release are in addition to anything of value to which Mr. McDonnell is entitled from the Companies.
     4. Nothing in this Waiver and Release shall be construed as an admission by any Releasee of any liability on its part under any federal, state, or local law or regulation or the common law. Mr. McDonnell acknowledges that no representation or fact or opinion has been made by any Releasee, or anyone acting on any Releasee’s behalf, to induce him to execute this Waiver and Release. Mr. McDonnell also acknowledges that he has been advised to seek, and has had the opportunity to consult with, an attorney prior to signing this Waiver and Release, and that he has read and understood all of the provisions of this Waiver and Release.
     5. The Companies acknowledge that on the date of the Separation Agreement they are not aware of any actual or threatened claim or course of action from or in any respect relating to Mr. McDonnell’s actions prior to the Separation Date. Nothing contained in this Section 5 shall be deemed to constitute a waiver of any legal rights of the Releasees.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Waiver and Release of Claims as of the date and year indicated under the signature line below.

		By:	/s/ Michael T. McDonnell

Michael T. McDonnell

The Companies:

PREGIS HOLDING I CORPORATION			PREGIS HOLDING II CORPORATION

By:	/s/ Thomas J. Pryma		By:	/s/ Thomas J. Pryma

	Name: Thomas J. Pryma			Name: Thomas J. Pryma
	Title: Director			Title: Director

PREGIS CORPORATION

By:	/s/ Thomas J. Pryma

Name: Thomas J. Pryma
Title: Director
[Signature Page to Michael T. McDonnell Waiver and Release of Claims]

EXHIBIT B
STOCK REPURCHASE AGREEMENT
     STOCK REPURCHASE AGREEMENT (this “Agreement”), dated as of February 25, 2011, by and between Pregis Holding I Corporation, a Delaware corporation (the “Company”) and Michael T. McDonnell, an individual (“Seller”).
     WHEREAS, Seller was employed by the Company as its President and Chief Executive Officer pursuant to an Employment Agreement among the Seller, the Company and the other parties thereto, dated as of October 2, 2006; and
     WHEREAS, Seller holds 30 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which he acquired at a purchase price of $10,000.00 per Share pursuant to an Executive Subscription Agreement, dated as of October 2, 2006; and
     WHEREAS, on February 22, 2011, the Seller’s employment with the Company and all of its subsidiaries and affiliates was terminated; and
     WHEREAS, simultaneously with the execution and delivery of this Agreement, Seller is entering into a Separation Agreement and Release (the “Separation Agreement”) with the Company, which provides that the Seller will sell, and the Company will repurchase, the Shares on the terms and conditions set forth in this Agreement; and
     WHEREAS, Seller desires to sell to the Company, and the Company desires to repurchase from Seller, the Shares on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises, covenants, representations, warranties and mutual agreements herein set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
I. Purchase and Sale of the Shares
     (a) Purchase and Sale. The Company hereby agrees to purchase from Seller, and Seller hereby agrees to sell to the Company, all of the Shares, at a purchase price of $10,000.00 per share, for an aggregate purchase price of $300,000.00 (the “Purchase Price”).

     (b) Closing. At a closing (the “Closing”) to take place within thirty (30) days after the date hereof, the Company shall pay the Purchase Price to Seller by either a wire transfer to an account designated by Seller or a cashier’s, certified or official bank check payable to the order of Seller (the method of payment to be at the option of the Company). At the Closing, if he has not previously done so, Seller shall deliver to the Company the stock certificate(s) representing the Shares, duly endorsed in blank or accompanied by a stock power duly executed in blank, in proper form for transfer, and with all appropriate stock transfer stamps affixed.
     The Company shall be deemed the owner of the Shares from and after the Closing and shall be entitled to all rights in respect thereof.
II. Representations and Warranties of Seller
Seller represents and warrants to the Company as of the date hereof as follows:
     (a) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.
     (b) No Conflict. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby and the compliance by Seller with the provisions hereof will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Seller, or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of Seller’s properties or assets under, any contract, agreement, indenture, mortgage, guaranty, lease, license or understanding, written or oral to which Seller is a party.
     (c) Ownership of the Shares. Seller has full title to the Shares to be sold by him pursuant to this Agreement, and the Shares are free and clear of any lien, pledge, security or other encumbrance. Upon consummation of the transactions contemplated by this Agreement, Seller will convey to the Company good and valid title to the Shares, free and clear of any lien, pledge, security or other encumbrance
     (d) Entire Ownership. The Shares constitute the only equity securities of the Company held by Seller.

III. Miscellaneous
     (a) Entire Agreement. This Agreement and the Separation Agreement represent the entire agreement of the parties hereto, and supersede all prior agreements and understandings, relating to the subject matter hereof, and the terms of this Agreement may not be modified, amended, altered or supplemented except by an agreement in writing signed by the parties hereto.
     (b) Binding Effect; Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns. Seller may not assign his rights, duties or obligations hereunder in whole or in part and the Company may assign its rights and duties hereunder in whole or in part to one or more entities or businesses affiliated with the Company.
     (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same document. A facsimile copy or an e-mail of a PDF file containing a copy of the signature page of the person executing this Agreement shall be effective as an original signature and effective as an execution counterpart thereof.
     (d) Amendment and Waiver. No amendment of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).
     (e) Governing Law; Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto.
[signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

PREGIS HOLDING I CORPORATION
By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: Director

MICHAEL T. MCDONNELL
/s/ Michael T. McDonnell

[Signature Page to Michael T. McDonnell Stock Repurchase Agreement]